UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.
On December 12, 2024, Blackbaud, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing an estimated pre-tax noncash impairment charge of up to $415 million related to its EVERFI asset group and its intent to file an amendment to such Original 8-K after it makes a determination of an estimate of the amount or range of amounts of the impairment charge. The Company is filing this Amendment No. 1 to Form 8-K to amend the Original 8-K to report a range of amounts of the impairment charge related to its EVERFI asset group. The disclosure included in the Original 8-K otherwise remains unchanged. On January 2, 2025, the Company announced the sale of its EVERFI business, which included the EVERFI asset group referenced above, effective as of December 31, 2024.
Item 2.06 Material Impairments
On February 6, 2025, the Company determined that the estimated pre-tax noncash impairment charge related to its EVERFI asset group is expected to be between $385 million and $395 million, which will be reﬂected in its consolidated financial statements for the year ended December 31, 2024. The impairment charge will not result in any future cash expenditures. Additional disclosures will be provided in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	February 7, 2025	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)